Exhibit 99.1

Mondee Announces Expiration and Results of Offer to Purchase and Consent Solicitation Relating to Its Warrants

AUSTIN, Texas October 21, 2022- Mondee Holdings, Inc. (Nasdaq: MOND) (“Mondee” or the “Company”), the high-growth, travel technology company and marketplace, with a portfolio of globally recognized platforms and brands in the leisure and corporate travel sectors, today announced that it successfully completed a tender process which, when combined with the contemplated redemption of untendered warrants, will lead to a simplified capital structure with no public warrants.

“We are pleased that, through this process, we will eliminate approximately 12 million public warrants, avoiding a source of potential dilution of our common equity. Long-term-oriented institutional investors that find Mondee’s story compelling, can now focus on our common stock without the distraction of another instrument offering equity upside,” said Chief Financial Officer Dan Figenshu.

Tender Process Details

Mondee’s offer to purchase (i) all of the Company’s outstanding warrants that were issued and sold as part of units in connection with ITHAX Acquisition Corp.’s initial public offering and subsequently adjusted in connection with the business combination between Mondee and ITHAX Acquisition Corp. (the “Public Warrants”) and (ii) the warrants that were privately issued and sold in connection with the ITHAX IPO based on exemption from registration under the Securities Act of 1933, as amended (the “Private Warrants, and together with the Public Warrants, the “Warrants”), for $0.65 per share (the “Offer”), expired at one minute after 11:59 p.m., Eastern Time, on October 17, 2022.

The Company also solicited consents (the “Consent Solicitation”) to amend the Amended and Restated Warrant Agreement, dated as of July 18, 2022 (the “Warrant Agreement”), by and between Mondee and Continental Stock Transfer & Trust Company (the “Transfer Agent”), which governs all of the Warrants, to permit Mondee to redeem each outstanding Warrant for $0.01 in cash, without interest, which is approximately 98% less than the price applicable to the Offer (such amendment, the “Warrant Amendment”). Pursuant to the terms of the Warrant Agreement, the adoption of the Warrant Amendment required the consent of holders of at least a simple majority of the outstanding Public Warrants as it relates to the Public Warrants and the consent of holders of at least a simple majority of the outstanding Private Placement Warrants as it relates to the Private Placement Warrants. In order to tender the Warrants in the Offer and receive $0.65 in cash for each of their Warrants, holders of the Warrants were required to execute the Consent Solicitation.

Mondee has been advised that a total of 10,741,390 public warrants were properly tendered and not properly withdrawn, which amounts to approximately 89.1% of the outstanding public warrants (none of the private placement warrants were properly tendered and not properly withdrawn). Pursuant to the terms of the Offer, the Company expects to pay an aggregate of $6,981,903.50 in cash in exchange for such warrants. Such payment will be made promptly. Holders of Warrants that were validly tendered and not validly withdrawn prior to the expiration of the Offer and Consent Solicitation will receive $0.65 per share for each Warrant tendered by the holder and exchanged pursuant to the Offer. The Company expects to accept all validly tendered Warrants for exchange and settlement on or before October 21, 2022.

In addition, pursuant to the Consent Solicitation, the Company received the approval of holders of approximately 89.1% of the outstanding Public Warrants and none of the outstanding Private Placement Warrants to amend the Warrant Agreement, which exceeds the 50.1% required to effect the Warrant Amendment with respect to the Public Warrants and does not meet the 50.1% required to effect the Warrant Amendment with respect to the Private Warrants. The Company expects to execute the Warrant Amendment with respect to the Public Warrants concurrently with the settlement of the Offer, and thereafter, has announced that it will exercise its right in accordance with the terms of the Warrant Amendment, to acquire and retire all remaining untendered Public Warrants in exchange for $0.01 per share, and has fixed October 27, 2022 as the redemption date, following which no Public Warrants will remain outstanding.

The Offer and Consent Solicitation were made pursuant to an Offer to Purchase dated September 16, 2022, and Schedule TO, dated September 16, 2022 and amended on October 7, 2022, each of which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and more fully set forth the terms and conditions of the Offer and Consent Solicitation.

The Company’s Class A common stock and Public Warrants are listed on The Nasdaq Stock Market LLC under the symbols “MOND” and “MONDW,” respectively. As of September 12, 2022, a total of 12,397,485 Warrants were outstanding.

Roth Capital Partners, LLC was the Dealer Manager for the Offer and Consent Solicitation, Morrow Sodali (“Morrow”) was the Information Agent for the Offer and Consent Solicitation, and Continental Stock Transfer & Trust Company was the Depositary for the Offer and Consent Solicitation. All questions concerning tender procedures and requests for additional copies of the offer materials, including the letter of transmittal and consent should be directed to Morrow at (800) 662-5200 (toll-free) or mond.info@investor.morrowsodali.com.

Important Additional Information Has Been Filed with the SEC

Copies of the Schedule TO and Offer to Purchase will be available free of charge at the website of the SEC at www.sec.gov. Requests for documents may also be directed Morrow at (800) 662-5200 (toll-free) or mond.info@investor.morrowsodali.com.

This announcement is for informational purposes only and shall not constitute an offer to purchase or a solicitation of an offer to sell the Warrants. The Offer and Consent Solicitation are being made only through the Schedule TO and Offer to Purchase, and the complete terms and conditions of the Offer and Consent Solicitation are set forth in the Schedule TO and Offer to Purchase.

Holders of the Warrants are urged to read the Schedule TO and Offer to Purchase carefully before making any decision with respect to the Offer and Consent Solicitation because they contain important information, including the various terms of, and conditions to, the Offer and Consent Solicitation.

None of Mondee, any of its management or its board of directors, or the Dealer Manager or the Information Agent or Depositary or any other person makes any recommendation as to whether or not Warrant holders should tender Warrants for exchange in the Offer or consent to the Warrant Amendment in the Consent Solicitation. Warrant holders must make their own decision as to whether to tender their Warrants and, if so, how many Warrants to tender.

About Mondee

Mondee is a group of leading travel technology, service, and content companies driving disruptive innovative change in the leisure and corporate travel markets. They deliver a revolutionary technology platform of SaaS, mobile, and cloud products and services to a global customer base, processing over 50 million daily searches and multi-billion dollars of transactional volume yearly. The Company is connecting a network of 50,000+ leisure travel advisors and gig economy workers to 500+ airlines and over 1 million hotel and vacation rentals, packaged solutions and ancillary offerings. Founded in 2011, Mondee is headquartered in Austin, Texas, with 17 offices in the USA and Canada, and operations in India, Thailand, and Ireland. On July 18, 2022, Mondee completed a business combination with ITHAX Acquisition Corp., a former Cayman Islands exempted company, and has been trading as a publicly listed company on Nasdaq since July 19, 2022 under the ticker symbol “MOND”. For more information, please visit https://www.mondee.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of federal securities law. Forward-looking statements can be identified by words such as: “believe,” “can”, “"may,” “expects,” “intends,” “potential,” “plans,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future growth, performance, business prospects and opportunities, future plans and intentions or other future events are forward looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans, forecasts, and other expectations after the recently completed business combination between ITHAX Acquisition Corp. and Mondee Holdings II, Inc., the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto, the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, the ability to meet Nasdaq’s listing standards, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s registration statement on Form S-4 relating to the business combination declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 27, 2022, the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2022, and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement to reflect events or circumstances after the date on which such statement is being made, or to reflect the occurrence of unanticipated events.

For Further Information, Contact:

Public Relations
pr@mondee.com

Investor Relations
ir@mondee.com